Exhibit 21

Subsidiaries of Graco Inc.

The following are subsidiaries of the Company as of December 27, 2013.

Subsidiary	Jurisdiction of Organization	Ownership Type[1]	Percent Owned

DeVilbiss Equipamentos para Pintura Ltda.	Brazil	Direct & Indirect	100%[2]
DeVilbiss Europa Unterstützungskasse GmbH	Germany	Indirect	100%[2]
DeVilbiss Ransburg de México, S. de R.L. de C.V.	Mexico	Direct & Indirect	100%[2]
Ecoquip Inc.	Virginia, USA	Direct	100%
Finishing Brands Germany GmbH	Germany	Direct	100%[2]
Finishing Brands Holdings Inc.	Minnesota, USA	Direct	100%[2]
Finishing Brands (Shanghai) Co., Ltd.	P.R. China	Direct	100%[2]
Finishing Brands UK Limited	England and Wales, UK	Indirect	100%[2]
Fluid Automation, Inc.	Michigan, USA	Indirect	100%
Gema Europe s.r.l.	Italy	Indirect	100%
Gema (Shanghai) Co., Ltd.	P.R. China	Indirect	100%
Gema México Powder Finishing, S. de R.L. de C.V.	Mexico	Direct & Indirect	100%
Gema Switzerland GmbH	Switzerland	Indirect	100%
Gema USA Inc.	Minnesota, USA	Direct	100%
GFEC Uruguay S.A.	Uruguay	Indirect	100%
GG Manufacturing s.r.l.	Romania	Indirect	100%
Graco Australia Pty Ltd	Australia	Indirect	100%
Graco BVBA	Belgium	Indirect	100%
Graco Canada Inc.	Canada	Indirect	100%
Graco Chile SpA	Chile	Direct	100%
Graco do Brasil Ltda.	Brazil	Indirect	100%
Graco Fluid Equipment (Shanghai) Co., Ltd.	P.R. China	Direct	100%
Graco Fluid Equipment (Suzhou) Co., Ltd.	P.R. China	Indirect	100%
Graco Global Holdings S.à r.l.	Luxembourg	Direct	100%
Graco GmbH	Germany	Indirect	100%
Graco Hong Kong Limited	Hong Kong, P.R. China	Indirect	100%
Graco International Holdings S.à r.l.	Luxembourg	Indirect	100%
Graco Korea Inc.	South Korea	Indirect	100%
Graco K.K.	Japan	Indirect	100%
Graco Limited	England and Wales, UK	Indirect	100%
Graco Minnesota Inc.	Minnesota, USA	Direct	100%
Graco Ohio Inc.	Ohio, USA	Direct	100%
Graco S.A.S.	France	Indirect	100%
Graco Trading (Suzhou) Co., Ltd.	P.R. China	Indirect	100%
Gusmer Sudamerica S.A.	Argentina	Direct[3]	100%
Ransburg Industrial Finishing K.K.	Japan/Delaware, USA	Direct	100%[2]
Surfaces & Finitions S.A.S.	France	Direct	100%[2]

[1]	Ownership type indicates whether each subsidiary is directly owned by Graco Inc., indirectly owned by one or more subsidiaries of Graco Inc., or a combination thereof.

[2]	The Company directly and/or indirectly owns 100% of the voting stock of this subsidiary. However, under the hold separate order, discussed in Note L, the Company does not have a controlling interest in this subsidiary.

[3]	Shares held by two employees of the Company to satisfy the requirements of local law.

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